UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2007

CENTERLINE HOLDING COMPANY

(Formerly CharterMac)

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23972	13-6972380

(Commission File Number)	(IRS Employer Identification)
625 Madison Avenue
New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)

(212) 317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, at the Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders approved the 2007 Incentive Share Plan (the “2007 Plan”) of Centerline Holding Company (the “Registrant”). The Registrant’s board of trustees (the “Board”) approved the 2007 Plan on March 14, 2007.

The 2007 Plan, which became effective on June 13, 2007, is designed to attract, retain and motivate employees and to provide incentives and rewards for superior performance. The 2007 Plan authorizes the granting of share options, share appreciation rights, restricted shares, restricted share units, unrestricted shares, deferred share units, and performance awards (collectively, the “Awards”) to employees, non-employee trustees, non-employees to whom an offer of employment has been extended and consultants, and includes the authority to grant Awards that qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Subject to earlier termination by the Board, the 2007 Plan will terminate on June 13, 2017.

The 2007 Plan provides that, subject to capital adjustments, the maximum number of the Registrant’s common shares that may be issued under the 2007 Plan for future Awards is equal to ten percent (10%) of the Total Shares (as defined below) outstanding as of the December 31st preceding any issuance of shares pursuant to an Award. “Total Shares” means (i) shares of beneficial interest (common and preferred) and (ii) other securities issued by the Registrant and its affiliates that have economic attributes similar to common shares, including, without limitation, the special common units, special membership units, and special common interests issued by the Registrant’s subsidiaries. Shares that are subject to any Award that expires, or is forfeited, cancelled, or becomes unexercisable under the 2007 Plan (as well as under the Registrant’s 1997 Incentive Share Plan, along with any shares that are not paid or delivered under either plan) will again be available for subsequent Awards, except as prohibited by law. Based on the foregoing formula, the total number of Awards that would be available for grant in 2007 is 7,542,645 shares, based on Total Shares of 75,426,453 as of December 31, 2006.

The Board has delegated general administrative authority for the 2007 Plan to the Board’s Compensation Committee (the “Committee”). Subject to the terms of the 2007 Plan, the Committee has express authority to determine who will receive awards, the number of shares, units or dollars to be covered by each Award, and the terms and conditions of Awards. The Committee has broad discretion to prescribe, amend, and rescind rules relating to the 2007 Plan and its administration, to interpret and construe the 2007 Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the 2007 Plan. Within the limits of the 2007 Plan, the Committee may accelerate the vesting of any Award, allow the exercise of unvested Awards, and may modify, replace, cancel or renew Awards. The Committee has delegated authority to the Chief Executive Officer and the Vice Chairman to approve Awards to employees (other than executive officers designated by the Compensation Committee) under the subplans described below.

The Committee will grant Awards under the 2007 Plan at its discretion, although the Committee has established the following programs (described below): the 2007 Outperformance Program (“2007 OPP”), and two Annual Incentive Bonus Programs (denominated as “A” and “B”) that provide for future Awards on terms the Committee has established. It is not possible to determine at this time the amount or dollar value of Awards to be provided under any of these programs because they depend on the Registrant’s future performance, and further because individual allocations are purely discretionary for each program.

The 2007 OPP is a three-year plan with an effective date of January 1, 2007. The value of an OPP award will be measured during the performance period, commencing on the effective date and ending on the valuation date of December 31, 2009 (or, earlier, upon a Change in Control (as defined in the 2007 Plan) or other circumstances as described in the 2007 OPP). Rewards in the form of participation percentages under the 2007 OPP represent a percentage of the value created for shareholders in excess of established performance thresholds. Generally, under the 2007 OPP, in the event that the Registrant’s total shareholder return (as determined under the 2007 OPP) to its holders of common shares during a three-year performance period beginning on January 1, 2007 exceeds 37.5%, then an aggregate outperformance pool comprising 11% of such excess shareholder value will be formed under the 2007 OPP, subject to a maximum pool of $25,000,000. The outperfomance pool will be paid to participants in the form of restricted share Awards which will vest 50% on each of the first two anniversaries of the end of the performance period, subject to the participant’s continued employment, except as otherwise provided in the 2007 OPP.

The Annual Incentive Bonus Programs (each, an “Incentive Program”) establish cash bonus pools for the payment of annual bonuses of cash and restricted shares to the Registrant’s employees. The Chief Executive Officer and Vice Chairman are responsible for making allocations of cash-based and/or share-based participation percentages under the Incentive Programs to employees who are not reporting persons for Securities and Exchange Commission (“SEC”) Rule 16 purposes. Restricted share grants are subject to accelerated vesting under certain conditions set forth in the 2007 Plan and the Incentive Program plan documents. The participants under Incentive Program “B” are expected to be members of the Registrant’s senior management team and participants under Incentive Program “A” are expected to be staff members. The determination of who will participate in which incentive plan may vary from year to year and will be determined by the compensation committee and/or the Chief Executive Officer and Vice Chairman. The Committee is responsible under Incentive Program “B” for making allocations of participation percentages to Rule 16 reporting persons.

Incentive Program “A” provides for a cash bonus pool equal to 9.6% of the Registrant’s cash available for distribution to shareholders (“CAD”), for 2007, and for a share bonus pool (involving restricted or unrestricted share Awards) equal to 1.37% of CAD for 2007. Incentive Program “B” provides for a cash bonus pool equal to 10.8% of CAD for 2007, and for a share bonus pool (involving restricted or unrestricted share Awards) equal to 2.7% of CAD for 2007. Under each program, the Committee may change any or all of these fixed percentages at any time within three months after a future fiscal year begins (with the prior year’s percentages continuing in the absence of Committee action to make a change). For Incentive Program purposes, CAD is determined as reported in the Registrant’s Form 10-K filed on March 12, 2007, but prior to taking into account any cash-based or share-based bonuses paid under any of the annual incentive or outperformance programs that are described above.

The foregoing description of the 2007 Plan, the 2007 OPP and the Incentive Programs does not purport to be complete and is qualified in its entirety by reference to the more detailed description of such plans contained in the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2007 in connection with the Registrant’s 2007 Annual Meeting of Shareholders, as well as the full text of the 2007 Plan (attached as Appendix A to the Proxy Statement) and the 2007 OPP and the Incentive Programs (attached as exhibits 10.2, 10.3 and 10.4 to this Report on Form 8-K).

Item 9.01. Financial Statements and Exhibits

(a).	Financial Statements
Not Applicable.
(b).	Pro Forma Financial Information
Not Applicable.
(c).	Exhibits

10.1 Centerline Holding Company 2007 Incentive Share Plan (incorporated by reference to the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 23, 2007.)

10.2 Centerline 2007 Outperformance Plan

10.3 Centerline Annual Incentive Bonus Program “A”

10.4 Centerline Annual Incentive Bonus Program “B”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centerline Holding Company

(Registrant)
By:	/s/ Marc D. Schnitzer
March D. Schnitzer
Chief Executive Officer and President

June 19, 2007